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                                  EXHIBIT 23.1

                   CONSENT OF RICHARD A. EISNER & COMPANY, LLP


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               Consent of Independent Certified Public Accountants

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 pertaining to the 1998 Incentive and Nonqualified Stock Option Plan of iParty Corp., and to the incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of iParty Corp. as at and for the year ended December 31, 1998 included in Amendment No. 2 to the Registration Statement on Form 10-SB filed on October 19, 1999 with the Securities and Exchange Commission.

RICHARD A. EISNER & COMPANY, LLP

New York, New York
February 8, 2000